Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-212081) of Vantage Drilling International of our report dated June 15, 2016, with respect to the consolidated financial statements of Vantage Drilling International for the year ended December 31, 2013.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Farmington Hills, Michigan

November 3, 2016